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                                                                    EXHIBIT 23.7

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in the registration statement of Coeur D'Alene Mines Corporation on Form S-3 (File No. 333-40513) of our reports dated 23 February 1998, on our audits of the consolidated financial statements of Gasgoyne Gold Mines NL as of 30 June 1995, 1994 and 1993 and for the years ended 30 June 1995, 1994 and 1993, which reports are included in the amended 8-K filed on 23 February 1998.


Coopers & Lybrand
Chartered Accountants


Perth, Western Australia
23 February 1998